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                                                                   EXHIBIT (i)

                           DURACELL INTERNATIONAL INC.
                COMPUTATION OF EARNINGS PER SHARE OF COMMON STOCK
                        FOR THE THREE FISCAL MONTHS ENDED
                    SEPTEMBER 28, 1996 AND SEPTEMBER 30, 1995

                                                          Three Fiscal Months Ended
-------------------------------------------------------------------------------------
                                                         September 28,  September 30,
In millions, except per share amounts                         1996          1995
-------------------------------------------------------------------------------------
Primary Computations:
Weighted average number of shares outstanding                  119.4         117.9
Effect of outstanding stock options                              1.8           2.7
                                                            --------      --------
     Weighted average number of shares and share
     equivalents outstanding                                   121.2         120.6
                                                            ========      ========

Per share amounts:
     Net income (a)                                         $   0.54      $   0.44
                                                            ========      ========

Fully Diluted Computations:
Weighted average number of shares outstanding                  119.4         117.9
Effect of outstanding stock options                              3.0           2.8
                                                            --------      --------
     Weighted average number of shares and share
     equivalents outstanding                                   122.4         120.7
                                                            ========      ========

Per share amounts:
     Net income (a)                                         $   0.54      $   0.44
                                                            ========      ========


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(a) These calculations are submitted in accordance with Regulation S-K item 601
    (b)(11)